Company Contact:	Company Contact:

Michael J. Fitzpatrick	James S. Vaccaro
Executive Vice President/Chief Financial Officer	Chairman, President and Chief
OceanFirst Financial Corp.	Executive Officer
Tel: (732) 240-4500, Ext. 7506	Central Jersey Bancorp
E-Mail: Mfitzpatrick@oceanfirst.com	Tel: (732) 663-4040
E-Mail: jvaccaro@CJBNA.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP. AND
CENTRAL JERSEY BANCORP  ANNOUNCE SHAREHOLDER APPROVALS
OF PROPOSED STRATEGIC COMBINATION

TOMS RIVER, NEW JERSEY, October 5, 2009…OceanFirst Financial Corp. [NASDAQ: OCFC] (“OceanFirst”) and Central Jersey Bancorp [NASDAQ: CJBK] (“Central Jersey”) today announced that their respective shareholders have approved the proposed merger of Central Jersey with and into OceanFirst.

The respective shareholders of Central Jersey and OceanFirst approved the merger at special meetings of shareholders held by each company on October 1, 2009.

OceanFirst and Central Jersey expect to consummate the merger in the fourth quarter of 2009. Completion of the merger remains subject to regulatory approval and certain other conditions in accordance with the terms of the Agreement and Plan of Merger, dated as of May 25, 2009, by and between OceanFirst and Central Jersey.  Upon closing, Central Jersey shareholders will receive 0.50 share of OceanFirst common stock for each Central Jersey share held.

Upon the consummation of the merger, the shares of Central Jersey will cease trading on the NASDAQ Global Market and the shares of OceanFirst, including shares issued to the shareholders of Central Jersey, will continue to trade on the NASDAQ Global Select Market under the symbol "OCFC."

About OceanFirst
OceanFirst Financial Corp. is the parent holding company for OceanFirst Bank.  OceanFirst Bank, founded in 1902 is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.  The Bank is located in the central coastal area of New Jersey between the major metropolitan cities of New York and Philadelphia.  With administrative offices in Toms River, New Jersey, OceanFirst Bank provides financial services to retail and business customers throughout the Jersey Shore market.

Additional information is available on the OceanFirst's website at www.oceanfirst.com. The shares of OceanFirst are traded on the NASDAQ Global Market under the symbol "OCFC."

About Central Jersey
Central Jersey Bancorp is a bank holding company headquartered in Oakhurst, New Jersey.  The holding company was incorporated in New Jersey on March 7, 2000, and became an active bank holding company on August 1, 2000 through the acquisition of Monmouth Community Bank, N.A.  On January 1, 2005, Monmouth Community Bancorp changed its name to Central Jersey Bancorp and completed its strategic business combination transaction with Allaire Community Bank, a New Jersey state chartered bank, pursuant to which Allaire Community Bank became a wholly-owned bank subsidiary of Central Jersey Bancorp.  In August 2005, Central Jersey Bancorp’s two operating subsidiaries, Monmouth Community Bank, N.A. and Allaire Community Bank, combined to form Central Jersey Bank, N.A.  Central Jersey Bank, N.A. provides a full range of banking services to individual and banking customers located primarily in Monmouth and Ocean Counties.

Additional information is available on the Central Jersey's website at www.cjbna.com. The shares of Central Jersey are traded on the NASDAQ Global Market under the symbol "CJBK."

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Companies.  These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate,"  "project," or similar expressions.  The Companies’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations of each Company and their subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in each Company's market area and accounting principles and guidelines.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Neither Company undertakes – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.